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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in these Registration Statements on Form S-8 (File Nos. 33-71266, 33-71776, 33-72166, 33-86982,
333-03845, 333-42183, 333-53915, 333-53917, 333-50970, and 333-67832) and on
Form S-3 (File No. 333-55512) of The J. Jill Group, Inc. of our report dated February 11, 2002, except as to Note E which is as of March 1, 2002, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 11, 2002 relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP


Boston, Massachusetts
March 28, 2002